Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Incentive Plan of Pandora Media, Inc. of our report dated March 16, 2012, with respect to the consolidated financial statements of Pandora Media, Inc., included in its Annual Report (Form 10-K) for the fiscal year ended January 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

June 18, 2012